ADMINISTRATIVE SERVICES AGREEMENT

This agreement (“Agreement”), effective on the date when signed by the last party (“Effective Date”) is by and between Nationwide Life Insurance Company (“Nationwide”) and Citigroup Global Markets Inc. and any affiliates, successors or assigns (provided such assigns are affiliated with Morgan Stanley) (collectively “CGM”), each of which may be referred to in the singular as “Party” or in the plural as “Parties.”

RECITALS

WHEREAS, Nationwide is a life insurance company incorporated in the State of Ohio that issues Select Retirement, consisting of the Individual Supplemental Immediate Fixed Income Annuity Contract and the Supplemental Option to the Individual Single Purchase Payment Immediate Fixed Income Annuity Contract,  (together, the “Supplemental Option”),

WHEREAS, Nationwide has provided the Supplemental Option to CGM, an investment adviser that is registered with the Securities and Exchange Commission (“SEC”) under the Investment Advisers Act of 1940 and registered with Financial Industry Regulatory Authority (“FINRA”) as a broker-dealer for purposes of the Supplemental Option;

WHEREAS, Nationwide has authorized Nationwide Investment Services Incorporated  (“NISC”) to act as the underwriter for the distribution of the Supplemental Option and other future products created by Nationwide, which is registered with the SEC on Form S-1 (the “Supplemental Option S-1”) under the Securities Act of 1933, and NISC has entered into a selling or distribution agreement with CGM;

WHEREAS, CGM, pursuant to the selling agreement entered into with NISC, is authorized to solicit sales of the Supplemental Options from current or prospective CGM clients who have established an account (“CGM Account”) with certain eligible separately managed account portfolios (“Eligible Portfolios”) within CGM’s Select UMA Program;

WHEREAS, the assets in the CGM Account are held by CGM, as the custodian;

WHEREAS, Nationwide and CGM desire, subject to the terms and conditions of this Agreement, that CGM provide certain administrative services to Nationwide in connection with the Supplemental Option (“Administrative Services”) as described in Schedule A and Investment Rules of Schedule B;

NOW, THEREFORE, in consideration of the premises cited above, which are hereby incorporated into the terms of this Agreement; and in consideration of the mutual covenants hereinafter set forth; and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged; the parties hereto, intending to be legally bound, agree as follows:

SECTION 1 DEFINITIONS

As used in this Agreement, the following terms shall have the respective meanings provided below:

1.01 1933 Act - The Securities Act of 1933, as amended.

1.02 1934 Act- The Securities Exchange Act of 1934, as amended.

1.03 Administrative Services - The services and corresponding standards set forth in Schedule A attached hereto.

1.04 Advisers Act - The Investment Advisers Act of 1940, as amended.

1.05 Affiliate - With respect to a person, any other person controlling, controlled by, or under common control with, such person, including but not limited to a custodian.

1.06 Applicable Law - Applicable Federal and State laws and regulations including FINRA rules, and applicable regulatory interpretations thereof.

1.07  Books and Records. All books and records that contain information related to the issuance and administration of the Supplemental Option, including without limitation, to the extent any of the following exist: (i) hard copy and microfiche records; (ii) all paper files; (iii) all electronic images: (iv) all computer data files; (v) all correspondence between CGM and Supplemental Option Owners relating to the administration of the Certificate; (vi) the Supplemental Option Owners’ account records including, but not limited to, purchases, contributions, withdrawals (permitted or excess), calculation and payment of base income payments, increases or decreases in account value, communications with Supplemental Option Owners, or taxation of the Supplemental Option; (vii) claim records; (viii) administrative records, and (xiii) accounting records; provided, however, that Books and Records shall not include any of CGM’s or Nationwide’s internal documentation of its own programs, systems and procedures or any of CGM’s or Nationwide’s books and records which are not related to the Supplemental Options.

1.08 CGM Account. An advisory account offered by CGM and in connection with which the assets covered under the Supplemental Option are held. A Supplemental Option Owner as defined herein is required to be invested in the specified Eligible Portfolios.

1.09 Contract Application. Any application, enrollment form, or similar form approved for use by Nationwide by which a CGM client applies for a Supplemental Option.

1.10 Effective Date. The date stated in the first paragraph of this Agreement.

1.11 Eligible Portfolios.  The eligible asset allocation portfolios offered by CGM for the Supplemental Option.

1.12 Financial Advisor.   The properly-licensed individual that offers the CGM Account.

1.13 Investment Rules. The written investment rules in Schedule B provided by Nationwide and accepted by CGM under this Agreement.

1.14 Prospectus. The prospectus included within a Registration Statement, including supplements thereto filed under Rule 424 under the 1933 Act, from and after the date on which each shall have been filed.

1.15 Registration Statement. At any time that this Agreement is in effect, each currently effective registration statement or each currently effective post-effective amendment thereto filed with the SEC under the 1933 Act on Form
S-1 relating to the Supplemental Options, including financial statements included in, and all exhibits to, such registration statement or post-effective amendment.

1.16 Supplemental Option(s). Select Retirement issued by Nationwide pursuant to the terms of the state-approved Supplemental Option and registered on Form S-1 under the 1933 Act with the SEC (File No. 333-155368) as in effect at the time this Agreement is executed.

1.17 Supplemental Option Owner. The person(s) or entity designated in the Supplemental Option as the owner.

1.18 System. The group of computer programs, associated database dictionaries, utilities, and integrated third-party software utilized by the Parties in the discharge of each Party’s obligations hereunder and any modifications, enhancements, improvements, updates, corrections, or changes made thereto.

SECTION 2 TERM

This Agreement shall become effective on the Effective Date and may be modified or amended from time to time by mutual agreement between the parties hereto. The initial term of this Agreement shall be ____ from the Effective Date. After the initial term, this Agreement shall automatically renew annually for a one-year period unless terminated sooner, as provided in the termination provisions in Section 9 hereof (the “Term”).

SECTION 3 REPRESENTATIONS AND WARRANTIES OF CGM

CGM hereby represents and warrants to Nationwide as follows:

3.01 It is a corporation duly organized and validly existing and in good standing under the laws of the State of New York.

3.02 It is empowered under Applicable Law and by its articles of incorporation, bylaws and other applicable documents to enter into and perform the services contemplated herein.

3.03 All requisite internal and external authorizations have been obtained for it to enter into and perform the services contemplated herein and to execute and deliver this Agreement, and when so executed and delivered, this Agreement will be the valid and binding obligation of CGM enforceable in accordance with its terms, except as related to the laws of bankruptcy and insolvency.

3.04 It has obtained, and during the Term of this Agreement shall maintain, all licenses, permits, registrations, authorizations, orders, consents, and other governmental approvals necessary or advisable for the performance of its obligations under this Agreement.

3.05 Its business operations have been conducted, are now conducted, and will continue to be conducted in compliance in all material respects with all Applicable Law.

3.06 It has adequate and appropriate equipment, facilities, systems, and staff necessary to perform its duties and obligations under this Agreement.

3.07 It has the right to use the System and to use any other programs, systems, databases, or software needed to perform its duties and obligations under this Agreement.

3.08 It is not subject to any current or (to the knowledge of CGM) pending legal or administrative proceeding that are reasonably expected to materially impair its ability to carry out its responsibilities and obligations under this Agreement, and CGM will immediately notify Nationwide if, during the term of this Agreement, CGM becomes aware of any legal or administrative proceeding, pending or threatened, that is reasonably expected to have a material adverse effect on CGM’s ability to fulfill its obligations under this Agreement.

3.09 It will perform services under this Agreement that shall be of professional quality, provided with reasonable care, and consistent with generally accepted industry standards for the performance of services of a similar nature.

3.10 It intends to maintain at least one Eligible Portfolio to offer with the Supplemental Option during the term of this agreement.

3.11 It will comply with Schedule C.

SECTION 4 REPRESENTATIONS AND WARRANTIES OF NATIONWIDE

Nationwide hereby represents and warrants to CGM as follows:

4.01 It is a corporation duly organized and validly existing and in good standing under the laws of the State of Ohio.

4.02 It is empowered under Applicable Law and by its articles of incorporation, bylaws and other applicable documents to enter into and perform the services contemplated herein.

4.03 All requisite internal and external authorizations have been obtained for it to enter into and perform the services contemplated herein and to execute and deliver this Agreement, and when so executed and delivered, this Agreement will be the valid and binding obligation of Nationwide enforceable in accordance with its terms, except as related to the laws of bankruptcy and insolvency.

4.04 It has obtained, and during the Term of this Agreement shall maintain, all licenses, permits, registrations, authorizations, orders, consents, and other governmental approvals necessary or advisable for the performance of its obligations under this Agreement.

4.05 Its business operations have been conducted, are now conducted, and will continue to be conducted in compliance in all material respects with all Applicable Law.

4.06 It has adequate and appropriate equipment, facilities, systems, and staff necessary to perform its duties and obligations under this Agreement.

4.07 It has the right to use the System and to use any other programs, systems, databases, or software needed to perform its duties and obligations under this Agreement.

4.08 It is not subject to any current or (to the knowledge of Nationwide) pending legal or administrative proceeding that  are reasonably expected to materially impair its ability to carry out its responsibilities and obligations under this Agreement, and Nationwide will immediately notify CGM if, during the term of this Agreement, Nationwide becomes aware of any legal or administrative proceeding, pending or threatened, that is reasonably expected to  have a material adverse effect on Nationwide’s ability to fulfill its obligations under this Agreement.

4.09 It will perform services under this Agreement that shall be of professional quality, provided with reasonable care, and consistent with generally accepted industry standards for the performance of services of a similar nature.

4.10  It will comply with Schedule C.

SECTION 5 ADMINISTRATION OF SUPPLEMENTAL OPTION

5.01 Administrative Services. During the Term, CGM and Nationwide shall perform their respective duties required as provided in Schedule A and Schedule B with respect to the Supplemental Option.

5.02 Break In A Service Standard

(a) If during the Term, a party encounters a problem that it believes constitutes a “Break In A Service Standard,” as defined in Section 5.02(c) below, that party shall promptly notify the other party “responding party” in writing, and the responding party shall promptly respond. If the problem is not resolved between the parties, a representative of CGM and a representative of Nationwide (collectively, the “Error Resolution Representatives”) shall, promptly, following the initial notice provided by the party to the responding party, consult with each other concerning the existence, cause and remediation of such problem.

(b) If it is mutually determined by the Error Resolution Representatives that the problem constitutes a Break In A Service Standard, the responding party shall promptly take such actions and make any modifications and/or changes as are required to correct the problem, without charge to the other party.

Should the Break In A Service Standard not be mutually determined or it is not resolvable and a functional work-around is not available within days, Nationwide reserves the right to offer Supplemental Option Owners, at Nationwide’s expense, an alternate solution not provided by CGM, and CGM reserves the right to offer Supplemental Option Owners, at CGM’s expense, an alternate solution not provided by Nationwide.

(c) For purposes of this Agreement, a “Break In A Service Standard” shall mean the failure of a party to comply with any of the material performance criteria set forth in Schedule A and the Schedule B.

5.03 Books and Records. During the Term, both Nationwide and CGM shall keep true and correct Books and Records relating to the performance of their respective roles under this Agreement as may be required by Applicable Law.  Nationwide and CGM shall preserve Books and Records for the periods prescribed by such Applicable Law.  Each party agrees to provide copies of its Books and records to the other to enable the receiving party or its representatives to:  (a) comply with any request of a government body or self-regulatory organization; (b) verify compliance by

the other party with the terms of this Agreement; or (c) make required regulatory reports.   It is also acknowledged and agreed that any such Books and Records may be maintained on photographic film, magnetic tape, disk, or other computer storage medium, if maintained in accordance with Applicable Law.

5.04 Registrations and Licenses. Nationwide and CGM shall obtain and maintain all registrations, licenses, memberships, approvals, orders and consents necessary to carry out its obligations hereunder during the term of this Agreement.   Each party shall promptly notify the other in writing upon the lapse, termination (without renewal), suspension, revocation or cancellation (without replacement) of any such registration, license, membership, approval, order or consent.

5.05 Duty to Inform. Each party shall promptly (to the extent permitted by Applicable Law) inform the other of any of the following of which it becomes aware: any violation of law by its associated persons that would materially and adversely impact its ability to fulfill the terms and conditions of this Agreement or the Supplemental Option; any material complaint or allegation by a Supplemental Option Owner that relates to the Supplemental Option; and any regulatory examination or allegation  concerning the Supplemental Option or the activities of a party (or its associated persons) with respect to the Supplemental Option.

5.06 Authorized Personnel. The parties from time to time will provide the other with a list of relevant contacts for the purpose of administering their respective obligations hereunder.

SECTION 6 COMPENSATION AND EXPENSES

6.01 Compensation. CGM will not receive any compensation from Nationwide for performing the Administrative Services under this Agreement.  However, CGM acknowledges and agrees that the Supplemental Options may be of significant value to CGM Account owners and that CGM may otherwise benefit from the sale and administration of the Supplemental Option.  In the event the parties agree that compensation shall be paid in connection with Select Retirement, the parties agree to comply with Schedule C of this Agreement.

6.02 Expenses. Each party shall be obligated to pay all expenses it incurs in carrying out its duties under this Agreement.

SECTION 7 ADDITIONAL COVENANTS

7.01 Investment Rules. CGM agrees to comply with the Investment Rules that are attached as Schedule B. CGM will use its best efforts to comply with Schedule B. Any amendments, supplements or deletions to the Investment Rules shall be mutually agreed upon in writing.

7.02 Inspections/Visits. During the Term of this Agreement, a party may, at its own expense, upon prior written notice to the other and during mutually agreed upon times, by itself or through a recognized independent accounting firm reasonably acceptable to the other party , audit the other party’s operations as they relate specifically to the subject matter of this Agreement; provided, however, that the scope of such audit may not include: (1) the other party’s general financial position; (2) access to the other party’s security areas or data that are limited strictly to that party’s personnel; or (3) any facets of the other party’s operations that are not related to that party’s ability to perform its obligations under this Agreement.  Representatives of such firm shall protect the confidentiality of information by executing a mutually agreed upon confidentiality agreement and shall abide by the other party’s security regulations while on that party’s premises.  Each party may conduct such audit no more than once per calendar year.  Each party shall conduct such audit in such a manner as to not interrupt the normal business operations of the other.   Each notice shall state the agenda for the visit and the goals to be accomplished.
7.03 Compliance Responsibilities. The parties agree to provide Administrative Services in compliance with all Applicable Law.  The parties acknowledge and agree that each is responsible for the activities of its respective employees, agents, affiliates, and associated persons in the performance of its responsibilities hereunder.
7.04 Security of Operations. The Parties shall each maintain off-site backup files of its systems, electronic data files and certain Books and Records relating to the Agreement.
7.05 Disaster Recovery Plan. The Parties shall each maintain a commercially reasonable written disaster recovery plan for maintaining their respective Administrative Service obligations.

7.06 Confidentiality.

(a) Confidential Information.

(b) Duty of Care and Use Restrictions.

(c) Legends.

(d) Notification and Cooperation.
(e) Exclusions.

(f) Legally Required Disclosures.

(g) Personal Information.

(h) Publicity.

(i) Proprietary Rights and Limited Use.

(j) Representation Concerning Information.

(k) Equitable Relief.

(l) Returning or Accounting for Confidential Information.

(m)  Retention of Archival Copy.

7.08 Indemnifications

Indemnification of CGM by Nationwide.  Nationwide shall indemnify and hold CGM and its directors, officers, agents, affiliates and employees (collectively, the "CGM lndemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including actual and demonstrable out-of-pocket and incidental expenses and reasonable legal fees ("Losses") that may be imposed on, incurred by CGM Indemnitees or any of them and that are caused by, or related to, (a) Nationwide’s material breach of any provision of this Agreement;  or (b) Nationwide’s bad faith, gross negligence, willful misconduct or violation of Applicable Law in performing any of the activities contemplated under this Agreement; or (c) any action taken or omitted by CGM to the extent CGM can demonstrate that the action or omission was directed by Nationwide.

Notwithstanding the foregoing, CGM Indemnitees shall be entitled to no indemnification hereunder to the extent any Losses are attributable to CGM Indemnitees' (i) bad faith, gross negligence or willful misconduct, or (ii) arising out of or by reason of any breach of such CGM representations, warranties or covenants under this Agreement, or any act or omission by either party which is a violation of applicable statutes, laws or regulation.  With respect to the indemnification provided by this Section, CGM shall use its best efforts to mitigate Losses for which Nationwide may become responsible.

Indemnification of Nationwide by CGM.  CGM shall defend, indemnify and hold Nationwide and its directors, officers, affiliates and employees (collectively, the "Nationwide lndemnitees") harmless from and against any and all Losses that may be imposed on, incurred by Nationwide Indemnitees or any of them and that are caused by, or related to, (a) CGM’s material breach of any provision of this Agreement; or (b) CGM’s bad faith, gross negligence, willful misconduct or violation of Applicable Law in performing any of the activities contemplated under this Agreement; or (c) any action taken or omitted by Nationwide  to the extent Nationwide can demonstrate that the action or omission was directed by CGM.

Notwithstanding the foregoing, Nationwide Indemnitees shall be entitled to no indemnification hereunder to the extent any Losses are attributable to Nationwide Indemnitees' (i) bad faith, negligence or willful misconduct, or (ii) arising out of or by reason of any breach of such Nationwide’s representations, warranties or covenants under this Agreement, or any act or omission by either party which is a violation of applicable statutes, laws or regulation.  With respect to the indemnification provided by this Section, Nationwide shall use its best efforts to mitigate damages for which CGM Indemnitees may become responsible.

Indemnification Procedure.  Each indemnified party shall provide the indemnifying party with prompt written notice of any claim for which the indemnified party is seeking or may seek indemnification hereunder (provided that the failure of the indemnified party to promptly notify the indemnifying party hereunder shall not relieve the indemnifying party of any liability with respect to the claim, except to the extent the indemnifying party demonstrates that the defense of the claim is/has been prejudiced by such failure). The indemnified party shall provide reasonable cooperation (at the indemnifying party's expense) and full authority to defend or settle the claim. The indemnifying party shall keep the indemnified party fully informed concerning the status of any litigation, negotiations or settlements of any such claim. The indemnified party shall be entitled, at its own expense, to participate in any such litigation, negotiations and settlements with counsel of its own choosing. The indemnifying party shall not have the right to settle any claim if such settlement arises from or is part of any criminal action or proceeding, or contains a stipulation to, or an admission or acknowledgement of, any wrongdoing (whether in tort or otherwise) on the part of the indemnified party without the prior written consent of such indemnified party.

SECTION 8 ASSIGNMENT

This Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto, provided that no party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, CGM may assign this Agreement to any entity that is affiliated with Morgan Stanley.

SECTION 9 TERMINATION

9.01 This Agreement may be terminated in the following manner:
(a) By any party, immediately, if another party materially breaches this Agreement, unless the breach is cured within 90 [ninety] days after the other party gives written notice of such breach.
(b) By any party, immediately, if another party is placed in receivership or conservatorship or other proceedings pursuant to which it is substantially prevented from continuing to engage in the lines of business relevant to the subject matter hereof.
(c) By any party, immediately, if another party becomes a debtor in bankruptcy, whether voluntary or involuntary, or is the subject of an insolvency, rehabilitation, or delinquency proceeding.
(d) By either party, immediately, if the other party ceases to maintain registrations, licenses, memberships, approvals, orders and consents necessary to carry out its obligations hereunder.
(e) By any party, immediately, if another party becomes subject to a criminal indictment or similar proceedings and is thereby substantially prevented from continuing to engage in the lines of business relevant to the subject matter hereof..
(f) By any party, immediately, upon an assignment or transfer of this Agreement that does not comply with the provisions of Section 8 of this Agreement.
(g) By any party, immediately, upon a material corporate event affecting any other party such as, but not limited to, involvement in a merger, acquisition, reorganization, or change in business structure that materially impairs the party’s ability to administer the Supplemental Option.
 (h) By a party, upon a Break In a Service Standard of the type described in Section 5.02(c) above by the other, unless the breach is cured or a functional work around is available within 45 days and further provided the Break In A Service Standard materially impairs the overall administration of the Supplemental Option.
(i) After the expiration of the initial term, by any party upon submitting written notice of intent not to renew Term, no less than 180 days prior to expiration of current Term.

9.02 Ongoing Obligations.  Commencing upon receipt or provision of notice of termination, the parties shall provide transition services as mutually agreed upon (which agreement shall not be unreasonably withheld or delayed) during the transition.

9.03 Continuation of Provisions After Termination. The provisions in Sections 7.06, 7.08, 7.0, 9.02, 9.03, and 10 shall survive the termination of this Agreement.

SECTION 10 MISCELLANEOUS

10.01 Relationship of Parties. CGM is an independent contractor of Nationwide for purposes of providing the administrative services hereunder. Nothing herein shall constitute CGM or its agents, officers or employees as agents, officers or employees of Nationwide; provided, however, that nothing in this Section 10.01 shall prohibit CGM or its agents, officers or employees from also being agents, officers or employees of Nationwide and vice versa. CGM shall have no authority with respect to Nationwide nor shall it represent itself as having such authority, other than as is specifically set forth in this Agreement.

10.02 Rights, Remedies, Etc. are Cumulative. No right or remedy herein conferred upon or reserved to either Party is intended to be exclusive of any other right or remedy unless otherwise specified herein, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Agreement, or under applicable law, unless otherwise specified herein, whether now or hereafter existing.

10.03 Notices. All notices hereunder shall be made in writing and shall be effective upon delivery, which shall be made by hand delivery or by registered or certified United States mail with return receipt requested to the addresses set forth below, or to such other address as any party may request by giving written notice to the other party:

If to Nationwide:
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

With a simultaneous copy to:
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

If to Nationwide for suspicious transactions as identified in Section 7.03:
Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, Ohio 43215

If to CGM:

787 Seventh Avenue
New York, NY  10019

With a simultaneous copy to:

787 Seventh Avenue
New York, NY  10019

10.04 Jurisdiction. This Agreement shall be construed and its provisions interpreted under and in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

10.05 Amendments. No change may be made to the terms or provisions of this Agreement except by written agreement signed by all the parties.

10.06 Severability. If any provision of this Agreement is held invalid, illegal, unenforceable, or in conflict with the law of any jurisdiction, such provision shall be enforced to the extent permitted under applicable law, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.07 Waiver. The failure by a party to insist upon strict compliance with any condition of this Agreement shall not be construed as a waiver of such condition. Waiver by one party to this Agreement of any obligation of another party to this Agreement does not constitute a waiver of any further or other obligation of such party.

10.08 Section and Other Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.09 Construction. All the parties hereto have participated, directly or indirectly, in the negotiations and preparation of this Agreement. In no event shall this Agreement be construed more or less stringently against any party hereto by reason of a party being construed as the principal drafting party hereto.

10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.11 Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior oral or written understandings, agreements or negotiations between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof may be used by either party in connection with the interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized partners and officers, all as of the date the second party (as indicated by the date associated with that party’s signature) signs below.

      NATIONWIDE LIFE INSURANCE COMPANY

      Name
  Title
  DATE:__________________________________________

      CITIGROUP GLOBAL MARKETS INC.

       _______________________________________________
Name
Title
DATE:_________________________________________